EXHIBIT 15.1



                       ACCOUNTANTS' AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Global Marine Inc. Registration Statements

We are aware that our report dated November 8, 1999, on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries for the three and nine months ended September 30, 1999, and included in this Quarterly Report on Form 10-Q is incorporated by reference in (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961, and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan and the Global Marine 1998 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 333-80383) for the Global Marine
1998 Stock Option and Incentive Plan, (iii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration
No. 33-40266) for the Global Marine Savings Incentive Plan, (iv) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, (v) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration
No. 33-57691) for the Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan, and (vi) the combined prospectus constituting part of the Company's Registration Statements on Form S-3 (Registration
Nos. 33-58577 and 333-49807) for the proposed offering of up to $500,000,000 of debt securities, preferred stock, and/or common stock. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of any of said registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 8, 1999